UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 22, 2014

SL GREEN REALTY CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13199	13-3956775
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

420 Lexington Avenue New York, New York	10170
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 594-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SL Green Realty Corp. 2014 Outperformance Plan

On August 22, 2014, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of SL Green Realty Corp. (the “Company”) approved the general terms of the SL Green Realty Corp. 2014 Outperformance Plan (the “2014 Outperformance Plan” or the “Plan”), a long term incentive compensation program. The purpose of the 2014 Outperformance Plan is to further align the interests of the Company’s stockholders and management by encouraging the Company’s senior officers to “outperform” and to create stockholder value in a “pay for performance” structure.

Under the Plan, participants may earn awards based on the Company’s total return to stockholders (“TSR”) on an absolute basis and on a relative basis compared to the constituents of the MSCI US REIT Index (“Index Companies”) over a three-year performance period beginning on September 1, 2014 and continuing through August 31, 2017. In order for participants to earn the full award under the Plan, the Company’s TSR during the performance period must equal or exceed 50%, which would represent total returns to stockholders in excess of $5 billion, and be in the top 25% of Index Companies.

Awards that are earned under the Plan will also be subject to vesting based on continued employment through August 31, 2018, with 50% of the awards earned vesting on August 31, 2017 and the remaining 50% vesting on August 31, 2018. Individual awards will be made in the form of LTIP Units in the Company’s operating partnership, SL Green Operating Partnership, L.P. The maximum number of LTIP Units that may be earned under the Plan will be 610,000 LTIP Units; however, initially, the Compensation Committee will only award approximately 50% of the total LTIP Units and will retain discretion as to whether or when it will award the remainder of the total LTIP Units.

For each individual award, two-thirds of the LTIP Units may be earned based on the Company’s absolute TSR and one-third of the LTIP Units may be earned based on relative TSR compared to Index Companies. In order for participants to earn the full award under the Plan, the Company’s TSR during the performance period must equal or exceed 50% and be in the top 25% of Index Companies. If the Company’s TSR during the performance period is 25% and at the 50th percentile of Index Companies, participants will earn 37.5% of the total awards. Participants will not earn any awards under the Plan if the Company’s TSR during the performance period does not meet the minimum thresholds. The number of LTIP Units that are earned if performance is above the minimum thresholds, but below the maximum hurdles, will be determined based on linear interpolation between the percentages earned at the minimum and maximum thresholds. Awards earned based on absolute TSR will be determined independently of awards earned based on relative TSR.

In the event the Company’s performance reaches the maximum absolute TSR or relative TSR threshold before the end of the three-year performance period, a pro-rata portion of the maximum award may be earned. For each component (i.e., absolute TSR and relative TSR), if the Company’s performance reaches the maximum threshold during the second half of the performance period, participants will earn one-third of the maximum award that may be earned for that component. If the Company’s performance reaches the maximum threshold during the third year of the performance period for a component, participants will earn up to two-thirds of the maximum award that may be earned for that component. Except in the event of a change of control of the Company, no awards may be earned during the first half of the performance period and, with respect to the last one-third of the maximum award, no awards may be earned prior to the end of the performance period.

LTIP Units will be granted to participants prior to the end of the performance period; however, they will only be earned based on the performance criteria described above and will not be entitled to distributions unless and until they are earned. Distributions on LTIP Units will equal the dividends paid on the Company’s common stock on a per unit basis.  If awards are earned under the Plan, each participant will also be entitled to the distributions that would have been paid had the number of earned LTIP Units been issued at the beginning of the performance period. Those distributions will be paid in cash or additional LTIP Units as determined by the Compensation Committee.  Thereafter, distributions will be paid currently with respect to all earned LTIP Units, whether vested or unvested.

In the event of a change of control of the Company during the first year of the performance period, participants will earn, for each component, the greater of (i) a prorated award based on the attainment of prorated performance hurdles or (ii) a non-prorated award based on attainment of the full, non-prorated performance hurdles, in each case, using the change of control as the end of the performance period. In the event a change of control occurs after the first year of the performance period, awards will be earned for each component based upon the attainment of prorated performance hurdles using the change of control as the end of the performance period. Awards earned upon a change of control will remain subject to time-based vesting, as set forth above, with acceleration only occurring for a participant in the event of a termination of the participant’s employment by the Company without cause or by the participant for good reason.

All determinations, interpretations and assumptions relating to the vesting and calculation of the performance awards will be made by the Compensation Committee.

The Compensation Committee and its advisors are in the process of finalizing the documentation of the Plan, as well as the allocation of the Plan among the Company’s management team.  Accordingly, the definitive documentation relating to the terms of the 2014 Outperformance Plan may contain additional terms that are not described above.

Employment Agreement Amendments

In order to further enhance the alignment of the interests of our stockholders with the interests of management, on August 28, 2014, Marc Holliday and Andrew W. Mathias amended the terms of their existing employment agreements with respect to the future equity awards previously provided to them under those agreements. The amendments provide that all of these equity awards will now be subject to performance-based vesting, whereas the original agreements had provided that 60% of these equity awards would be subject to performance-based vesting. The amendments also increased the performance hurdles that must be achieved in order to earn these equity awards. In particular, the new performance hurdles that must be met require the achievement of either an 8% per year increase in FFO per share, 8% TSR per year or TSR in the top 35% of Index Companies as opposed to the current hurdles which required the achievement of either a 7% per year increase in FFO per share, 7% TSR per year or FFO increase or TSR in the top 40% of a specified peer group. If a change of control occurs prior to the final vesting date for these awards, the awards that were previously to be solely time-based awards will revert back to being time-based awards. Pursuant to the terms of the original agreements, Good Reason, as defined in the agreements, will exist if these awards are not granted to these executive on or before specified dates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

By:	/s/ Andrew S. Levine
Name:	Andrew S. Levine
Title:	Chief Legal Officer and General Counsel

Date: August 28, 2014